EXHIBIT B-4

MUTUAL SERVICES AGREEMENT

BETWEEN

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

AND

[INSERT NAMES OF AFFILIATES HERE]

     THIS AGREEMENT, made and entered into this ___day of ___, 2005, by and between the following: Public Service Electric and Gas Company (“PSE&G”), a New Jersey Corporation; and [INSERT NAMES OF AFFILIATES HERE], hereinafter “Affiliates.” (PSE&G and its Affiliates are collectively referred to as “Parties.”)

WITNESSETH:

     WHEREAS, the Parties desire to enter into this Agreement providing for the performance of certain services as more particularly set forth herein; and

     WHEREAS, to maximize efficiency, and to achieve cost savings, the Parties desire to avail themselves of the benefits of having services provided by the least cost provider thereof whenever possible, and to compensate such provider appropriately for such services;

     WHEREAS, PSE&G and its Affiliates intend to engage in such transactions only as permitted by New Jersey law and the rules of the New Jersey Board of Public Utilities;

     NOW, THEREFORE, in consideration of these premises and of the mutual agreements set forth herein, the Parties agree as follows:

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Section 1. Definitions

Board - New Jersey Board of Public Utilities.

Providing Company - one or more Parties to this Agreement that have agreed to provide requested services to another Party in accordance with the terms of this Agreement.

Requesting Company - one or more Parties to this Agreement that are requesting services to be provided by another Party in accordance with the terms of this Agreement.

Section 2. Agreement to Provide Services

     PSE&G and Affiliates agree to provide, upon the terms and conditions set forth herein, services including but not limited to those services hereinafter referred to and described in Section 4, at such times, for such period and in such manner as Requesting Company may from time to time request and Providing Company concludes it is able and willing to provide. Providing Company will keep itself and its personnel available and competent to render to Requesting Company such services so long as it is authorized so to do by the appropriate federal and state regulatory agencies. In providing such services, Providing Company may arrange, as it deems appropriate, for the services of such experts, consultants, advisers, and other persons with necessary qualifications as are required for or pertinent to the provision of the requested services.

Section 3. Compliance with Law

     PSE&G shall take no action pursuant to this Agreement that is inconsistent with the law of the state of New Jersey. Nothing herein shall have the effect of exempting PSE&G from the provisions of NJSA § 48:3-7, as applicable, or its successor provision.

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Section 4. Services to be Provided

     The services expected to be provided by Providing Company hereunder may include, but are not limited to, the services set out in Schedule 2, attached hereto and made a part hereof. In addition to those identified in Schedule 2, a Providing Company shall render such additional general or special services, whether or not now contemplated, as Requesting Company may request from time to time and Providing Company determines it is able and willing to perform.

Section 5. New Affiliates

     New direct or indirect affiliates of PSE&G, which may come into existence after the effective date of this Mutual Service Agreement, may become parties to this Agreement. The Parties hereto shall make such changes in the scope and character of the services to be provided and the method of assigning, distributing or allocating costs of such services as may become necessary to achieve a fair and equitable assignment, distribution, or allocation of costs among all Requesting Companies, including the new affiliates.

Section 6. Compensation of Providing Company

     As compensation for the services to be provided hereunder, a Requesting Company shall generally pay to Providing Company charges for services that are no more than the cost thereof (except as otherwise directed or permitted by an appropriate regulatory authority), insofar as costs can reasonably be identified and related to the particular services in question or otherwise fairly and equitably allocated to such services. To the extent that PSE&G or any related competitive business segment, as defined in NJAC § 14:4-5.2, are participants in a particular transaction, the Requesting Company

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shall pay to Providing Company charges for services that comply with the Board’s decisions, rules and regulations.

Section 7. Service Requests

     The services described herein or contemplated to be provided hereunder shall be directly assigned, distributed or allocated by activity, project, program, work order or other appropriate basis.

Section 8. Payment

     Payment shall be by making remittance of the amount billed or by making appropriate accounting entries on the books of the companies involved. Invoices shall be prepared on a monthly basis for services provided hereunder.

Section 9. Effective Date and Termination

     This Agreement is executed subject to the Commission’s consent and approval, and if so approved in its entirety, shall become effective as of the date of approval and shall remain in effect from said date unless terminated by the Commission or by mutual agreement. Any Party may withdraw from this Agreement by giving at least sixty days written notice to the other Parties prior to withdrawal.

Section 10. Access to Records

     For the seven years following a transaction under this Agreement, the Requesting Company may request access to and inspect the accounts and records of the Providing Company, provided that the scope of access and inspection is limited to accounts and records that are related to such transaction.

Section 11. Assignment

     This Agreement and the rights hereunder may not be assigned without the

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mutual written consent of all Parties hereto.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and attested by their authorized officers as of the day and year first above written. PUBLIC SERVICE ELECTRIC AND GAS COMPANY

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By

Title

ATTEST:

By

Title

[INSERT NAME OF AFFILIATE HERE]

By

Title

ATTEST:

By

Title

[INSERT NAMES OF AND SIGNATURE BLOCKS FOR ADDITIONAL PARTIES AS NEEDED]

EXHIBIT B-4

Service Agreement Schedule 1

Allocation Ratios:

General:

     Identifiable costs for all of the services listed in Schedule 1 will be directly charged to Client Companies, whenever possible. For costs that cannot be directly assigned or distributed, the expected allocation ratios are shown below.

Revenue Related Ratios:

Revenues
Sales — Units sold and/or transported
Number of Customers

Expenditure Related Ratios:

Total Expenditures
Operations and Maintenance Expenditures
Construction Expenditures

Labor/Payroll Related Ratios:

Labor / Payroll
Number of Employees

Units Related Ratios:

Usage (for example: CPU’s, square feet, number of vendor invoice payments)
Consumption (for example: tons of coal, gallons of oil, MMBTU’s)
Capacity (for example: nameplate generating capacity, peak load, gas throughput)
Other units related

Assets Related Ratios:

Total Assets
Current Assets
Gross Plant

Composite Ratios:

Total Average Assets and 12 months ended Gross Payroll
Modified Massachusetts Formula
Other composite ratios

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Service Agreement Schedule 2

Services including but not limited to:

General:

     Identifiable costs for all of the services listed below will be directly charged to Client Companies, whenever possible. For costs that cannot be directly assigned or distributed, the expected allocation ratios are reflected below and discussed in more detail in Schedule 2.

Administrative & management services including but not limited to:

accounting
bookkeeping
billing
accounts receivable
accounts payable
financial reporting
audit
executive
finance
insurance
information systems services
investment advisory services
legal
library
record keeping
secretarial & other general office support
real estate management
security holder services
tax
treasury
other administration& management services

Expected allocation ratios:	Revenue Related, Expenditure Related, Labor/Payroll Related, Units Related, Assets Related, Composite

Personnel services including but not limited to:

recruiting
training & evaluation services
payroll processing
employee benefits administration& processing
labor negotiations & management
other personnel services

Expected allocation ratios: Labor/Payroll Related, Units Related, Composite

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Purchasing services including but not limited to:

preparation & analysis of product specifications
requests for proposals & similar solicitations
vendor & vendor-product evaluations
purchase order processing
receipt, handling, warehousing and disbursement of purchased items contract negotiation & administration
inventory management & disbursement
other purchasing services

Expected allocation ratios:	Expenditure Related, Labor/Payroll Related, Units Related, Assets Related, Composite

Facilities management services including but not limited to:

office space
warehouse & storage space
transportation facilities (including dock & port, rail sidings and truck facilities)
repair facilities
manufacturing& production facilities
fixtures, office furniture & equipment

Expected allocation ratios:	Expenditure Related, Labor/Payroll Related, Units Related, Composite

Computer services including but not limited to:

computer equipment & networks
peripheral devices
storage media
software

Expected allocation ratios:	Expenditure Related, Labor/Payroll Related, Units Related, Assets Related, Composite

Communications services including but not limited to:

communications equipment
audio & video equipment
radio equipment
telecommunications equipment& networks
transmission & switching capability

Expected allocation ratios:	Expenditure Related, Labor/Payroll Related, Units Related, Assets Related, Composite

Machinery management services including but not limited to:

equipment
tools
parts & supplies

Expected allocation ratios:	Expenditure Related, Labor/Payroll Related, Units Related, Composite

Vehicle management services including but not limited to:

automobiles
trucks
vans
trailers
railcars
marine vessels
aircraft
transport equipment
material handling equipment
construction equipment

Expected allocation ratios:	Expenditure Related, Labor/Payroll Related, Units Related, Composite

Operational services including but not limited to:

drafting & technical specification development & evaluation
consulting
engineering
environmental
nuclear
construction
design
resource planning
economic& strategic analysis
research
testing
training
customer solicitation
support & other marketing related services
public & governmental relations
other operational services

Expected allocation ratios:	Revenue Related, Expenditure Related, Labor Payroll Related, Units Related, Assets Related, Composite